
eXp Realty International Corporation
100%
eXp Acquisition Corp.
99%
eXp Realty, LLC
100%
100%
49%
eXp Realty Washington, Inc.
eXp Realty of Canada, Inc.
eXp Realty of Connecticut, LLC